EX-99.1
UNITED STATES DISTRICT COURT
DISTRICT OF MARYLAND

IN RE EMERGENT BIOSOLUTIONS INC., STOCKHOLDER DERIVATIVE LITIGATION	Master Case No.: 8:21-cv-01595-DLB (Consolidated with No. 8:21-cv-02079-DLB)
This Documents Relates To: ALL ACTIONS.

STIPULATION AND AGREEMENT OF SETTLEMENT
This Stipulation and Agreement of Settlement (the “Stipulation”) is made and entered into by and among the following Settling Parties1 and through their respective counsel of record:
(i) Lincolnshire Police Pension Fund and Pooja Sayal (“Federal Demand Futility Plaintiffs”), plaintiffs in the stockholder derivative action captioned, In re Emergent BioSolutions Inc. Stockholder Derivative Litigation, Master Case No. 8:21-cv-01595-DLB, pending in the U.S. District Court for the District of Maryland (the “Federal Demand Futility Action”); (ii) North Collier Fire Control and Rescue District Firefighter Pension Plan, Chang Kyum Kim, and Mark Nevins (the “Delaware Demand Futility Plaintiffs”), plaintiffs in the stockholder derivative action captioned, In re Emergent BioSolutions Inc. Derivative Litigation, Case No. 2021-0974-MTZ, pending in the Delaware Court of Chancery (the “Delaware Demand Futility Action”);
(iii) Zachary Elton, Jeffery Reynolds, and Eric White (the “Maryland Demand Futility Plaintiffs”), plaintiffs in the stockholder derivative action captioned, Elton v. Kramer, et al, Case No. C-15-CV-21-000496, pending in the Circuit Court of Maryland for Montgomery County (the “Maryland Demand Futility Action”); (iv) Richard J. Levine and Christopher Seaver (the “Federal Demand Refused Plaintiffs”), plaintiffs in the stockholder derivative action captioned, In Re Eme
1 All capitalized terms not otherwise defined are defined in Section V.1., below.

rgent BioSolutions Inc. Demand Refused Stockholder Derivative Litigation, Master File No. 8:23-cv-02969-DLB, pending in the U.S. District Court for the District of Maryland (the “Federal Demand Refused Action”); (v) Christopher Andrews (the “Delaware Demand Refused Plaintiff”), plaintiff in the stockholder derivative action captioned, Andrews v. Kramer, C.A. No. 2024-0925-MTZ, pending in the Delaware Court of Chancery (the “Delaware Demand Refused Action”);
(vi) individual defendants Robert G. Kramer Sr., Fuad El-Hibri, Richard S. Lindahl, Ronald B. Richard, Zsolt Harsanyi, Louis W. Sullivan, George A. Joulwan, Jerome M. Hauer, Kathryn C. Zoon, Marvin White, Syed T. Husain, Seamus Mulligan, Adam Havey, Sean Kirk, Atul Saran, and Sue Bailey (the “Individual Defendants”); and (vii) nominal defendant Emergent BioSolutions Inc. (“Emergent” or the “Company”) (collectively with the Individual Defendants, the “Defendants”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.
I.FACTUAL BACKGROUND AND RELEVANT PROCEEDINGS
A.Plaintiffs’ Allegations
Emergent is a Delaware corporation with principal executive offices located in Gaithersburg, Maryland. Its stock trades on the New York Stock Exchange. Emergent provides preparedness and response solutions to critical public health threats. A significant portion of its revenues were derived from government contracts.
In 2012, Emergent entered a $163 million contract with the Biomedical Advanced Research and Development Authority (“BARDA”) that designated the Company’s Bayview, Maryland facility (“Bayview”) as a Center for Innovation in Advanced Development and Manufacturing (“CIADM”), and supplied funds for Emergent to prepare Bayview to
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manufacture vaccines in the event of a pandemic or bioterrorist attack. In spring and summer 2020, Emergent leveraged Bayview’s CIADM designation to secure contracts to manufacture Johnson & Johnson (“J&J”) and AstraZeneca COVID-19 vaccine bulk drug substance as part of the U.S. Government’s “Operation Warp Speed” efforts to accelerate vaccine development, manufacture, and distribution. The contracts afforded Emergent the opportunity to earn more than $600 million dollars in new revenue.
Plaintiffs allege that the Individual Defendants breached fiduciary duties of care and loyalty to Emergent and its stockholders by failing to ensure that Bayview complied with applicable regulatory standards and was prepared to produce safe and effective vaccines in the volumes necessary to fulfill its contractual obligations. Plaintiffs allege, inter alia, that the Individual Defendants failed to establish an effective system for monitoring Company operations and disregarded red flag warnings, including internal audit results and U.S. Food and Drug Administration (“FDA”) inspection reports documenting Bayview’s repeated failure to employ effective manufacturing oversight and quality controls and adhere to current good manufacturing practices (“cGMP”). Plaintiffs allege that FDA inspections of Bayview and other Emergent facilities repeatedly had uncovered inadequate quality controls, improper handling of raw materials, failure to follow proper manufacturing and documentation procedures, insufficient staff training, deficient facilities hygiene, and other violations of cGMP.
Plaintiffs allege that the Individual Defendants’ failure to address Bayview’s deficiencies resulted in repeated contamination incidents that required the destruction of vaccine drug substance that could otherwise have been used to produce hundreds of millions of doses of COVID-19 vaccine. Plaintiffs allege that following the contamination incidents, the FDA
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ordered the discontinuation of COVID-19 vaccine manufacturing at Bayview. Plaintiffs allege that BARDA later terminated Emergent’s CIADM agreement.
As a result, Plaintiffs allege that Emergent lost hundreds of millions of dollars in contract revenue and related out-of-pocket costs. Plaintiffs allege that the Company became embroiled in costly litigation with stockholders who pursued class action claims for securities fraud in In re Emergent BioSolutions Inc. Securities Litigation, 8:21-cv-00955-DLB (D. Md.) (filed April 19, 2021) (the “Securities Action”).
B.The Federal Demand Futility Action
On June 29, 2021, plaintiff Lincolnshire Police Pension Fund filed its verified stockholder derivative complaint against certain current and former directors and officers of Emergent in the U.S. District Court for the District of Maryland (the “Court”) (Lincolnshire Police Pension Fund v. Kramer, et al., Case No. 8:21-cv-01595-DKC (D. Md.)). Service was waived and the action was deemed in issue as of July 2021.
On August 16, 2021, plaintiff Pooja Sayal filed a verified stockholder derivative complaint alleging similar claims against the same defendants and seeking similar relief (Sayal v. Kramer Sr., et al., Case No. 8:21-cv-02079-TDC (D. Md.)).
Following consultation among counsel, on August 31, 2021, those parties filed a stipulation seeking an order consolidating the pending derivative actions into the Federal Demand Futility Action, appointing a leadership structure for Federal Demand Futility Plaintiffs, and setting a schedule for the filing or designation of a consolidated complaint and schedule. (ECF No. 22). On November 16, 2021, the Court entered an order consolidating the actions under the caption, In re Emergent BioSolutions Inc. Stockholder Derivative Litigation, Master File No. 8:21-cv-01595-DLB (D. Md.), appointing Robbins LLP as Lead Counsel and Tydings
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& Rosenberg LLP as Liaison Counsel for Federal Demand Futility Plaintiffs, and adopting the parties’ proposed schedule. (ECF No. 23).
On January 3, 2022, Federal Demand Futility Plaintiffs filed a notice designating plaintiff Lincolnshire Police Pension Fund’s complaint as the operative complaint for the consolidated actions. (ECF No. 24).
On April 8, 2022, the parties submitted a stipulation and proposed order to stay the Federal Demand Futility Action through the close of fact discovery in the Securities Action, subject to Federal Demand Futility Plaintiffs’ right to file an amended consolidated complaint during the pendency of the stay and to Emergent’s obligations to: (i) produce copies of all documents produced in any related derivative matter, all documents and written discovery responses and agreements produced by defendants and all deposition transcripts generated in the Securities Action, subject to execution of a non-disclosure agreement or entry of a confidentiality protective order; and (ii) engage in mediation with Federal Demand Futility Plaintiffs concurrently with any mediation in the Securities Action and/or any related derivative action. (ECF No. 29). The Court entered the stipulated order on April 13, 2022. (ECF No. 31).
On May 1, 2023, the Court granted the parties’ joint motion to enter a confidentiality protective order, facilitating the production of confidential discovery materials produced in discovery in the related Securities Action and any related derivative actions. (ECF Nos. 43, 44).
C.The Delaware Demand Futility Action
On September 15, 2021, and September 16, 2021, respectively, plaintiffs Chang Kyum Kim (“Kim”) and Mark Nevins (“Nevins”) filed Verified Stockholder Derivative Complaints in the Delaware Court of Chancery against certain current and former directors and officers of Emergent for breach of fiduciary duty, insider trading, and unjust enrichment (Kim v. Kramer, et
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al., C.A. 2021-0792-MTZ (Del. Ch.), and Nevins v. El-Hibri, et al., C.A. 2021-0799-MTZ (Del. Ch.)).
After issuing inspection demands pursuant to 8 Del. C. § 220 (“Section 220”), on November 12, 2021, plaintiffs Employees’ Retirement System of the State of Rhode Island, North Collier Fire Control and Rescue District Firefighter Pension Plan, and Pembroke Pines Firefighters & Police Officers Pension Fund filed a derivative suit against certain current and former directors and officers of Emergent asserting similar claims (the “Delaware Complaint”).
On February 2, 2022, Vice Chancellor Zurn consolidated the above actions under the caption, In re Emergent Biosolutions Inc. Derivative Litigation, Case No. 2021-0974-MTZ (Del. Ch.), designated the Delaware Complaint as the operative complaint, and appointed Berman Tabacco, Saxena White P.A., Lieff Cabraser Heimann & Bernstein LLP, and Bernstein Litowitz Berger & Grossmann LLP, co-lead counsel, with Glancy Prongay & Murray LLP, Levi & Korsinsky, LLP, Cooch and Taylor, P.A., and Bielli & Klauder, LLC as additional counsel.
On March 29, 2022, Vice Chancellor Zurn granted nominal defendant Emergent’s motion to stay the Delaware Action, pending resolution of the Securities Action.
On December 21, 2023, Vice Chancellor Zurn modified the terms of the stay, at the request of the parties, to require the Defendants to provide all documents produced in the Securities Action to the Delaware Demand Futility Plaintiffs and to include them in any mediation of the Securities Action or related derivative actions.
D.The Maryland Demand Futility Action
On April 28, 2021, plaintiff Zachary Elton (“Elton”) served a demand for the inspection of the Company’s books and records pursuant to Section 220 relating to matters alleged in the Federal and Delaware Demand Futility Actions. On May 14, 2021, Elton initiated an action in the Delaware Court of Chancery to enforce the demand (Elton v. Emergent BioSolutions, Inc.,
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C.A. No. 2021-0426 (Del. Ch.)). Thereafter, Emergent produced responsive documents to Elton on a rolling basis.
On October 18, 2021, plaintiff Jeffery Reynolds (“Reynolds”) served a demand for the inspection of the Company’s books and records pursuant to Section 220 relating to similar matters. Reynolds and the Company subsequently entered into a Confidentiality and Non-Disclosure Agreement to facilitate the production of certain non-public responsive documents. Thereafter, the Company produced responsive documents, and, on November 10, 2021, certified that its production was complete.
On December 6, 2021, Elton filed a verified stockholder derivative complaint in the Circuit Court of Maryland for Montgomery County alleging claims similar to those asserted in the Federal and Delaware Demand Futility Actions, and asserting standing based upon allegations of demand futility (Elton v. Kramer, et al, Case No. C-15-CV-21-000496 (Md. Cir. Ct.-Montgomery Cnty.) (the “Elton Action”)). The Elton Action was assigned to the Circuit Court’s Civil Business and Technology Track on January 10, 2022.
On December 22, 2021, plaintiff Eric White (“White”) filed a verified stockholder derivative complaint in the same court predicated on similar allegations (White v. Kramer, et al, Case No. C-15-cv-21-000573 (Md. Cir. Ct.-Montgomery Cnty.) (the “White Action”)).
On January 18, 2022, Reynolds filed a verified stockholder derivative complaint predicated on similar allegations (Reynolds v. Kramer, et al, Case No. C-15-cv-22-000215 (Md. Cir. Ct.-Montgomery Cnty.) (the “Reynolds Action”)).
On February 22, 2022, the Court entered an order consolidating the Elton, White, and Reynolds Actions into Case No. C-15-21-CV-000496, and appointing Rigrodsky Law P.A., The
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Rosen Law Firm, P.A., and Johnson Fistel, LLP co-lead counsel and Goldman & Minton, P.C. as liaison counsel for plaintiffs in the Maryland Demand Futility Action.
On March 9, 2022, the parties filed a joint stipulation to enter an order staying proceedings in the Maryland Demand Futility Action until thirty calendar days after a ruling on the securities defendants’ motion(s) to dismiss the Securities Action, subject to Emergent’s agreement to produce discovery requests, documents produced, responses to written discovery, and transcripts of depositions taken in the Securities Action, and documents produced in the Federal and Delaware Demand Futility Actions. The court entered an order pursuant to the stipulation on March 14, 2022.
On May 13, 2023, the court, sua sponte, extended the stay until further order of the court.
Following the entry of an order granting in part and denying in part the Securities Defendants’ motion to dismiss the Securities Action, on November 6, 2023, the court granted the parties’ joint stipulation to continue the stay of proceedings until the close of fact discovery in the Securities Action. On February 5, 2024, the court entered an order extending the stay pending further order.
In December 2023, plaintiffs in the Maryland Demand Futility Action began coordinating with counsel for plaintiffs in the Federal and Delaware Demand Futility Actions on document review and settlement efforts.
On February 6, 2024, the court entered the parties’ Stipulation and Order for the Production and Exchange of Confidential Information facilitating the production and coordinated review of discovery materials with Plaintiffs’ counsel in the related derivative actions.
E.The Demand Refused Actions
On October 27, 2021, plaintiff Richard J. Levine, as Trustee of the Levine/Berenson Trust (“Levine”) served an inspection demand on the Company pursuant to Section 220. On July
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20, 2022, Levine served a pre-suit litigation demand on the Company’s Board of Directors (the “Board”), incorporating Section 220 documents. On October 4, 2023, Levine sent a follow-up letter to the Board. On November 1, 2023, Levine filed a stockholder derivative complaint in the U.S. District Court for the District of Maryland, Case No. 8:23-cv-02969-DLB (the “Levine Action”) alleging facts and claims similar to those alleged in the Federal, Delaware, and Maryland Demand Futility Actions, while asserting derivative standing based upon allegations that the Board had wrongfully refused Levine’s litigation demand.
On January 6, 2022, plaintiff Christopher Seaver (“Seaver”) served a pre-suit litigation demand on the Board. After receiving correspondence in November 2023 indicating that the Board would defer consideration of the demand, on December 23, 2023, Seaver filed a similar action in the U.S. District Court for the District of Maryland (the “Seaver Action”), alleging that the Board had wrongfully refused Seaver’s litigation demand.
On January 9, 2024, the Court entered an order consolidating the Levine and Seaver Actions into the Federal Demand Refused Action, appointing Schubert Jonckheer & Kolbe LLP and The Weiser Law Firm, P.C. as co-lead counsel and The Kaplan Law Firm as liaison counsel, and staying the Federal Demand Refused Action pending the close of fact discovery in the Securities Action.
On March 28, 2024, plaintiff Christopher Andrews filed the Delaware Demand Refused Action in the Delaware Court of Chancery alleging that the Board had wrongfully refused Andrews’ litigation demand. On April 11, 2024, the Delaware Demand Refused Action was stayed through entry of a final, non-appealable judgment in the Securities Action.
F.Coordinated Efforts in the Demand Futility Actions
Following the September 1, 2023, partial denial of the defendants’ Motion to Dismiss, answers were filed and discovery commenced in the Securities Action. Emergent thereafter
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began to provide documents produced in discovery in the Securities Action to counsel for plaintiffs in the pending demand futility actions. The same documents were produced to the Federal Demand Refused Plaintiffs.
Following consultations among counsel, in late 2023, plaintiffs in the Federal, Delaware, and Maryland Demand Futility Actions (the “Coordinating Plaintiffs”) commenced coordinated derivative litigation and settlement efforts, pursuant to limited joint prosecution and confidentiality agreements.
The Coordinating Plaintiffs jointly reviewed and analyzed documents in support of an omnibus amended stockholder derivative complaint to be filed in each consolidated action alleging demand futility.
The Coordinating Plaintiffs each supplied teams of document reviewers who used a joint search engine and database to organize the document review and analysis process, and to share their findings and ideas about how to refine and expedite the process. Following an initial cull, the review teams allocated sets of prioritized documents organized around particular subject matters, key witnesses, defendants, and subject matters for further analysis and incorporation into the omnibus complaint. Drafting teams were selected and assigned sections of the complaint. Supervisory teams of more senior lawyers structured the complaint, incorporated the draft components, and substantially revised the final substantive draft, which counsel in each of the consolidated demand futility actions adapted for filing in their respective actions.
Coordinating Plaintiffs reviewed over 400,000 pages of documents produced by Emergent and prepared a comprehensive amended complaint informed by, inter alia: (i) documents obtained from Emergent pursuant to Section 220 demands, including internal board and senior management-level materials; (ii) documents produced in discovery in the Securities
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Action;
(iii) documents, including inspection reports, letters, and other communications obtained through Freedom of Information Act (“FOIA”) requests made to the FDA; (iv) materials published in connection with the investigation conducted by the Select Subcommittee on the Coronavirus Crisis and the Committee on Oversight and Reform into Emergent BioSolutions, Inc.; (v) the House Committees’ May 2022 report titled, “The Coronavirus Vaccine Manufacturing Failures of Emergent Biosolutions” and the related press release titled, “Committees’ Report on Emergent Biosolutions Uncovers Extensive Vaccine Manufacturing Failures, Deliberate Efforts to Hide Deficiencies[;]” (vi) BARDA’s risk analyses and inspection reports concerning the Bayview facility; (vii) AstraZeneca and J&J manufacturing services agreements and inspection and audit reports; (viii) Emergent’s press releases and recorded or transcribed statements published in connection with quarterly earnings releases, year-end results, annual stockholder meetings, and other meetings and communications with investors and analysts; (iv) Emergent’s regulatory filings, including filings with the U.S. Securities and Exchange Commission (“SEC”); (x) news and business media reports about Emergent and its Bayview manufacturing facility; and
(xi) dozens of investment and securities analysts’ reports and advisories regarding Emergent and its vaccine manufacturing partners.
G.Settlement Negotiations
In late 2023, the Settling Parties agreed to participate in a global mediation facilitated by highly regarded JAMS mediator, Jed Melnick, Esq. (the “Mediator”). Coordinating Plaintiffs transmitted their settlement demand to Defendants and to the Mediator on February 1, 2024.
On February 7, 2024, the Coordinating Plaintiffs transmitted a comprehensive mediation statement detailing the legal and factual basis for their claims and damages estimates, supported
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by evidence gleaned from the substantial public and non-public record. The Federal Demand Refused Plaintiffs also submitted a comprehensive mediation statement and settlement demand.
On February 14, 2024, certain of the Settling Parties engaged in an all-day mediation session facilitated by the Mediator. Plaintiffs’ Counsel, Emergent’s Counsel, the Individual Defendants’ Counsel, and the insurers attended the mediation. The Mediator thereafter conducted numerous joint and separate sessions with counsel for the parties and representatives of the insurers.
The parties were unable to reach agreement on a settlement framework at the initial mediation session but agreed to continue to monitor developments in the related matters and to evaluate settlement alternatives.
Over the course of several months, under the auspices of the Mediator, the parties continued to pursue a negotiated resolution to the litigation. The Coordinating Plaintiffs continued to prepare their omnibus complaint and to review and analyze additional documents as they were made available by Defendants.
In July 2024, certain of the Settling Parties engaged again in a second round of substantive mediation discussions regarding alternative settlement frameworks leading to a second formal mediation session facilitated by the Mediator via teleconference on July 24, 2024.
Discussions continued thereafter, and in early August 2024, the Settling Parties reached an agreement in principle on monetary settlement consideration, subject to confirmation of certain material facts and to successful resolution of negotiations regarding corporate governance reforms designed to address the alleged oversight lapses alleged in the derivative proceedings.
In October 2024, the negotiations culminated in an agreement in principle on the material substantive settlement terms after which the Settling Parties negotiated a Term Sheet reflecting
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the substantive consideration for the Settlement, including that Defendants would cause their insurers to pay the Company $15 million, the Board would adopt, implement and maintain a package of corporate governance measures (incorporated herein as Exhibit A), and the Settling Parties would incorporate these and other material terms into a formal stipulation and agreement of settlement to be presented to the Court for approval. The Settling Parties’ counsel executed the Term Sheet on October 11, 2024.
After reaching agreement on the material substantive consideration for the Settlement, the Settling Parties commenced arm’s-length negotiations with the Mediator’s assistance to determine the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel commensurate with the Settlement’s substantial benefits. Following a series of written and telephonic exchanges and joint and separate discussions with the Mediator structured around the relevant factors identified in governing case law, the Settling Parties reached agreement on an all-in fee and expense award of $4.5 million.
Thereafter, the Settling Parties negotiated and reached agreement upon the formal operative terms of the Settlement as set forth in this Stipulation.
II.PLAINTIFFS’ CLAIMS AND SETTLEMENT RECOMMENDATION
Plaintiffs and Plaintiffs’ Counsel assert that the claims asserted in the Derivative Actions2 have merit. Plaintiffs’ entry into this Stipulation and Settlement is not intended to be, and shall not be construed as, an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. Plaintiffs and Plaintiffs’ Counsel have, however, taken into account the substantial time, expense, and uncertainty inherent in any attempt to improve upon the result through continued prosecution of the Derivative Actions through trial and any subsequen
2 As set forth below, Defendants have denied and continue to deny any and all allegations of fault, liability, wrongdoing, or damages.
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t appeal, including problems of proof, challenges in overcoming the many defenses available to the Individual Defendants in derivative litigation, the Individual Defendants’ advancement and indemnification rights, and the difficulties of proving and collecting any potential damages awarded at trial. Plaintiffs and Plaintiffs’ Counsel are also mindful of the costs and disruption further litigation would impose on Emergent. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the best interests of Emergent and its stockholders, as well as the input of the Mediator, and the arguments and positions advanced by Defendants during the mediation negotiations, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s immediate guarantee of substantial monetary and non-monetary benefits is fair, reasonable, and adequate consideration for the Derivative Actions, and serves the best interests of Emergent and its stockholders.
Accordingly, Plaintiffs have agreed to fully and finally settle the Derivative Actions with prejudice upon the terms and subject to the conditions set forth herein.
III.DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
Defendants have denied and continue to deny all claims asserted by Plaintiffs, and all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Actions. Defendants have considered the uncertainty and risks inherent in any litigation, and the burdens and costs continued litigation would impose on Emergent, the substantial benefits conferred by the Settlement, and related considerations, and have determined that it would serve the best interests of Emergent and its stockholders to settle the Derivative Actions in the manner and upon the terms and conditions set forth in this Stipulation.
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Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.
IV.INDEPENDENT DIRECTOR APPROVAL
Emergent’s Board, including each of its independent, non-defendant directors, in the good faith exercise of sound and informed business judgment, has unanimously approved the Settlement, finding that: (i) the Settlement confers substantial benefits upon Emergent and its stockholders; and (ii) the Settlement, and each of its terms, is in all respects fair, reasonable, and adequate and serves the best interests of Emergent and its stockholders.
V.TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Derivative Actions and the Released Claims shall be finally and fully compromised, settled, and released, and the Derivative Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.
1.Definitions
As used in this Stipulation, the following terms have the meanings specified below:
1.1“Coordinating Plaintiffs” means Lincolnshire Police Pension Fund, Pooja Sayal, Chang Kyum Kim, Mark Nevins, North Collier Fire Control and Rescue District Firefighter Pension Plan, Zachary Elton, Jeffery Reynolds, and Eric White.
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1.2“Court” means the U.S. District Court for the District of Maryland.
1.3“Current Emergent Stockholders” means any Person who holds of record or beneficially owns, Emergent common stock as of the date of the execution of this Stipulation and continues to hold their Emergent common stock as of the date of Settlement Hearing, excluding the Individual Defendants, the officers and directors of Emergent, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
1.4“Defendants” means, collectively, nominal defendant Emergent and the Individual Defendants.
1.5“Defendants’ Counsel” means collectively Individual Defendants’ Counsel and nominal defendant Emergent’s Counsel.
1.6“Delaware Demand Futility Action” means the action captioned In re Emergent BioSolutions Inc. Derivative Litigation, Case No. 2021-0974-MTZ (Del. Ch.).
1.7“Delaware Demand Futility Plaintiffs” means North Collier Fire Control and Rescue District Firefighter Pension Plan, Chang Kyum Kim, and Mark Nevins.
1.8“Delaware Demand Refused Action” means the action filed by plaintiff Christopher Andrews before the Delaware Court of Chancery, Case No. 2024-0925-MTZ (Del. Ch.).
1.9“Demands” means any litigation demand or demand pursuant to Section 220 made upon Emergent or Emergent’s Board by any Plaintiff.
1.10“Derivative Actions” means, collectively, the Federal Demand Futility Action, the Delaware Demand Futility Action, the Maryland Demand Futility Action, the Federal Demand Refused Action, and the Delaware Demand Refused Action.
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1.11“Effective Date” means the date by which the events and conditions specified in paragraph 7.1 of this Stipulation have been met and have occurred.
1.12“Emergent” or the “Company” means nominal defendant Emergent BioSolutions Inc., a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.
1.13“Emergent’s Counsel” means Wilmer Cutler Pickering Hale and Dorr LLP.
1.14“Federal Demand Futility Action” means the consolidated derivative action pending in the United States District Court for the District of Maryland styled, In re Emergent Biosolutions Inc. Stockholder Derivative Litigation, Master File No. 8:21-cv-01595-PWG (D. Md.).
1.15“Federal Demand Futility Plaintiffs” means plaintiffs Lincolnshire Police Pension Fund and Pooja Sayal.
1.16“Federal Demand Refused Action” means In Re Emergent BioSolutions Inc. Demand Refused Stockholder Derivative Litigation, Master File No. 8:23-cv-02969-DLB (D. Md.).
1.17“Federal Demand Refused Plaintiffs” means Richard J. Levine and Christopher Seaver.
1.18“Final” means the date, following the Court’s Judgment, on which the Judgment and Order of Dismissal is final and no longer subject to appeal or further review, whether as a result of affirmance on or exhaustion of any possible appeal or review, lapse of time or otherwise, provided, however, and notwithstanding any provision to the contrary in this Settlement, “Final” shall not include, and the Settlement is expressly not conditioned upon, the approval of an application for attorneys’ fees to Plaintiffs’ Counsel.
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1.19“Individual Defendants” means Robert G. Kramer Sr., Fuad El-Hibri, Richard S. Lindahl, Ronald B. Richard, Zsolt Harsanyi, Louis W. Sullivan, George A. Joulwan, Jerome M. Hauer, Kathryn C. Zoon, Marvin White, Syed T. Husain, Seamus Mulligan, Adam Havey, Sean Kirk, Atul Saran, and Sue Bailey.
1.20“Individual Defendants’ Counsel” means Miller & Chevalier Chartered, Arnold & Porter Kaye Scholer LLP, and Wilmer Cutler Pickering Hale and Dorr LLP.
1.21“Judgment” means the [Proposed] Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit E.
1.22“Maryland Demand Futility Action” means the action captioned Elton v. Kramer, et al., Case No. C-15-CV-21-000496 (Md. Cir. Ct.-Montgomery Cnty.), consolidating the actions: (i) Elton v. Kramer, et al, Case No. C-15-CV-21-000496 (Md. Cir. Ct.-Montgomery Cnty.),
(ii) White v. Kramer, et al, Case No. C-15-cv-21-000573 (Md. Cir. Ct.-Montgomery Cnty.), and (iii) Reynolds v. Kramer, et al, Case No. C-15-cv-22-000215 (Md. Cir. Ct.-Montgomery Cnty.).
1.23“Maryland Demand Futility Plaintiffs” means Zachary Elton, Jeffery Reynolds, and Eric White.
1.24“Notice” means the Long-Form Notice, substantially in the form attached hereto as Exhibit C, and the Summary Notice, substantially in the form attached hereto as Exhibit D.
1.25“Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
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1.26“Plaintiffs” means Lincolnshire Police Pension Fund, Pooja Sayal, Chang Kyum Kim, Mark Nevins, North Collier Fire Control and Rescue District Firefighter Pension Plan, Zachary Elton, Jeffery Reynolds, Eric White, Richard J. Levine, and Christopher Seaver.
1.27“Plaintiffs’ Counsel” means Robbins LLP, Tydings & Rosenberg LLP, Berman Tabacco, Saxena White P.A., Lieff Cabraser Heimann & Bernstein, LLP, Glancy Prongay & Murray LLP, Levi & Korsinsky, LLP, Cooch and Taylor, P.A., Bielli & Klauder, LLC, Rigrodsky Law P.A., The Rosen Law Firm P.A., Johnson Fistel, LLP, Goldman & Minton, P.C., Schubert Jonckheer & Kolbe LLP, The Weiser Law Firm, P.C., The Kaplan Law Firm, and Shuman, Glenn and Stecker.
1.28“Preliminary Approval Order” means the preliminary approval order, substantially in the form attached hereto as Exhibit B, approving the form of the notice of the Settlement to Current Emergent Stockholders and method of giving notice, and scheduling a Settlement Hearing.
1.29“Related Persons” means: (i) with regard to any individual, his/her/their respective spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, trustees, partnerships, partners, predecessors, successors, and assigns or other individual or entity in which they have a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns and assignees; and (ii) with regard to any entity (i.e., non-individual), its respective past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling stockholders, joint
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venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns.
1.30“Released Claims” means all Released Plaintiffs’ Claims and all Released Defendants’ Claims.
1.31“Released Defendants’ Claims” means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 1.42 below), that arise out of or relate to the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims, as provided in paragraph 5.3 below.
1.32“Released Defendants’ Persons” means Defendants, any individual named as a defendant in any complaint filed in the Derivative Actions, including the Individual Defendants, the Company, and the Individual Defendants’ and the Company’s Related Persons. “Released Defendants’ Person” means, individually, each of the Released Defendants’ Persons.
1.33“Released Plaintiffs’ Claims” means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature and description, including both known claims and Unknown Claims (as defined in paragraph 1.42 below), asserted or unasserted, mature or not mature, liquidated or unliquidated, accrued or not accrued, whether arising under any federal, state, local, administrative, statutory, common, or foreign law, or any other law, rule or regulation, at law or in equity, existing derivatively on behalf of Emergent, that were asserted or could have been asserted in the Derivative Actions, or that might in the future be asserted in any court or forum by Plaintiffs, Released Plaintiffs’ Persons, or any other Emergent stockholder, based upon or arising from or out of the allegations, transactions, facts, events, matters, occurrences, representations, statements, acts, disclosures, or omissions set forth in the
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Derivatives Actions, the Demands, or the Settlement, except for any claims to enforce the Settlement, as provided in paragraph 5.1 below. For the avoidance of doubt, this release will not cover, include, or release any direct claims of any current or former stockholder of Emergent, including, without limitation, any claims asserted under the federal securities laws, including without limitation the claims asserted in In re Emergent BioSolutions Inc., Case No. 8:21-cv-00955-DLB (D. Md.).
1.34“Released Plaintiffs’ Persons” means each and all of Plaintiffs, Plaintiffs’ Counsel, Current Emergent Stockholders, Emergent, any current and former plaintiffs in the Derivative Actions, and each and all of their Related Persons. “Released Plaintiffs’ Person” means, individually, each of the Released Plaintiffs’ Persons.
1.35“Released Persons” means all Released Plaintiffs’ Persons and all Released Defendants’ Persons.
1.36“Service Award” means the payment to each Plaintiff in the amount of $5,000.00, subject to Court approval, or any other amount approved by the Court, and to be paid solely from the Fee and Expense Amount (as defined in Paragraph 4.1 below).
1.37“Settlement” means the settlement and compromise of the Derivative Actions as provided for herein.
1.38“Settlement Amount” means the sum of $15,000,000.00 caused to be paid to Emergent from the proceeds of insurance policies numbered 04-689-16-88; DOX30000950702; and DOE 2001547-02. No additional payment shall be made in connection with the Settlement, including for attorneys’ fees and expenses, as allowed by the Court, as well as any other costs, expenses, or fees of any kind whatsoever associated with the Settlement.
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1.39“Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.
1.40“Settling Parties” means, collectively, Plaintiffs and Defendants. “Settling Party” means, individually, any of the Settling Parties.
1.41“Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Derivative Actions, substantially in the form attached hereto as Exhibit D.
1.42“Unknown Claims” means any Released Claims which Plaintiffs or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons. With respect to any and all Released Claims, the Settling Parties agree that upon the Effective Date, the Settling Parties expressly waive the provisions, rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties
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acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.
2.Terms of the Settlement
a.Monetary Consideration
1.1No later than twenty (20) business days after the Effective Date, Defendants shall cause their insurers to pay the Settlement Amount, minus the court-approved Fee and Expense Amount as provided in paragraphs 4.1 and 4.2 below, to Emergent from the proceeds of insurance policies numbered 04-689-16-88; DOX30000950702; and DOE 2001547-02.
b.Corporate Governance Measures
1.2No later than sixty (60) calendar days after the Effective Date, Emergent shall adopt and/or amend all resolutions, committee charters, Corporate Governance guidelines, and/or other corporate policies as may be necessary to ensure the adoption, implementation, and adherence to the corporate governance, oversight, and internal controls measures (“Corporate Governance Reforms” or “Reforms”) set forth in Exhibit A attached hereto for a period of not less than four (4) years from the Effective Date, subject to the terms and conditions set forth in Exhibit A hereto. Emergent, acting through the Board, and the Individual Defendants acknowledge and agree that the Corporate Governance Reforms confer substantial benefits upon Emergent and its stockholders, and that Plaintiffs’ litigation and settlement efforts, and the Board’s evaluation of the Company’s best interests in connection with these matters were the principal factors in the Board’s decision to adopt, implement, and maintain the Corporate Governance Reforms.
3.Approval and Notice
3.1    Promptly after execution of this Stipulation, the Settling Parties shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and
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manner of providing notice of the Settlement to Current Emergent Stockholders; and (iii) a date for the Settlement Hearing.
3.2    Notice to Current Emergent Stockholders shall consist of a Notice of Pendency and Proposed Settlement of Derivative Actions (“Long-Form Notice”), which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit C, as well as a Summary Notice, substantially in the form attached hereto as Exhibit D.
1.3Emergent shall undertake the administrative responsibility for giving notice to Current Emergent Stockholder and shall be solely responsible for paying the costs and expenses related to providing such notice to its stockholders. Within twenty (20) business days after the entry of the Preliminary Approval Order, Emergent shall (i) cause the Stipulation and Notice to be filed with the SEC along with a Form 8-K or other appropriate filing; and (ii) Emergent shall publish the Summary Notice one time in the national edition of Investors’ Business Daily. Emergent shall also publish the Stipulation and Notice on an Internet page that Emergent shall create for this purpose, which shall be accessible via a link on the “Investors” page of Emergent’s website, the address of which shall be contained in the Notice and Summary Notice to be maintained until the date the Court enters the Order and Final Judgment in connection with the Settlement. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Emergent. At least seven (7) calendar days prior to the Settlement Hearing, Emergent shall file with the Court an appropriate affidavit or declaration with respect to filing of the Form 8-K, publication of the Summary Notice, and posting of the Notice and Stipulation.
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1.4Pending the Court’s determination as to final approval of the Settlement, the Settling Parties are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons, except for proceedings related to the Settlement itself.
4.Attorneys’ Fees and Reimbursement of Expenses
4.1After negotiating the terms of the Settlement, Plaintiffs’ Counsel and Defendants’ Counsel, with the assistance of the Mediator, separately negotiated and reached agreement on an all-in fee and expense award in the total amount of $4,500,000.00 (the “Fee and Expense Amount”) to be paid to Plaintiffs’ Counsel in consideration of the substantial benefits conferred upon Emergent as a direct result of the Settlement and the efforts of Plaintiffs and Plaintiffs’ Counsel in the Derivative Actions, subject to Court approval. Emergent’s Board, including each of its independent, non-defendant directors, in the good faith exercise of their business judgment, have approved the agreed-to Fee and Expense Amount in light of the substantial benefits conferred upon Emergent through the Settlement as a result of Plaintiffs’ Counsel’s litigation and settlement efforts. Within twenty (20) business days of the later of (i) the Court’s entry of an order approving the Fee and Expense Amount or some lesser amount, notwithstanding the existence of any timely filed objection thereto, or potential or actual appeal therefrom, or collateral attack on the Settlement or any part thereof, and (ii) the date that Plaintiffs’ Counsel provide to Emergent’s Counsel complete wire and transfer information and instructions and a completed W-9, Emergent shall cause the amount approved by the Court (the “Fee and Expense Award”) to be paid into an account established and controlled by Lead Counsel in the Federal Demand Futility Action, subject to the several obligation of each of the firms comprising Plaintiffs’ Counsel to refund fees and expenses in the event the approval of the Settlement is
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reversed or in accordance with any subsequent court order reducing the Fee and Expense Award. No Defendant other than Emergent shall have any responsibility with respect to the Fee and Expense Award.
4.2The Fee and Expense Award shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Derivative Actions. Neither the resolution of, nor any ruling regarding, the Fee and Expense Award shall be a precondition to the Settlement or the Judgment and Order of Dismissal in accordance with the terms of this Stipulation. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of the Fee and Expense Award, and any decision by the Court to deny a fee and expense award or to approve a Fee and Expense Award less than the agreed Fee and Expense Amount shall have no impact on the effectiveness of the Settlement.
4.3If any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Court’s approval of the Settlement is reversed, or the Fee and Expense Award is reduced or reversed, or the Effective Date for any reason does not occur, then Plaintiffs’ Counsel shall be severally obligated to make appropriate refunds or repayments to the Defendants’ insurers of any attorneys’ fees and expenses previously paid within fifteen (15) business days from receiving notice from Defendants’ Counsel of written payment instructions and tax information.
4.4Defendants shall have no responsibility or liability for, and shall take no position with respect to, allocation to or among Plaintiffs’ Counsel of the Fee and Expense Award. Any disputes regarding allocation shall be mediated, and, if necessary, finally resolved by the Mediator pursuant to expedited arbitral procedures to be determined by the Mediator. The
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Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by the Plaintiffs’ Counsel and allocated among Plaintiffs’ Counsel by agreement or as finally determined by the Mediator. Any dispute regarding the allocation of the Fee and Expense Award among Plaintiffs’ Counsel shall have no effect on the Settlement.
4.5Plaintiffs’ Counsel may apply to the Court for a Service Award of up to $5,000 to each Plaintiff, subject to Court approval, to be paid from any approved Fee and Expense Award, in recognition of their essential role in securing the benefits of the Settlement. A decision by the Court not to approve or to reduce any requested Service Award shall have no effect on the Settlement. Neither Emergent nor any of the Individual Defendants shall be liable for any portion of any Service Award.
5.Releases
1.1Upon the Effective Date, Plaintiffs and Released Plaintiffs’ Persons shall fully, finally and forever release, relinquish, settle, waive, and discharge each and all of the Released Plaintiffs’ Claims against the Defendants and Released Defendants’ Persons and shall be forever be barred and enjoined from commencing, instituting, or prosecuting any action or proceeding, in any court, tribunal or forum, asserting Released Plaintiffs’ Claims and any and all claims and causes of action of every nature and description, whether known or unknown (including Unknown Claims), whether arising under state, federal, common, or foreign law, that Plaintiffs asserted in any of the Derivative Actions or could have asserted derivatively on behalf of the Company in the Derivative Actions or in any other forum that are based on or arise out of the allegations, facts, or circumstances set forth in the Derivative Actions or the Demands, except for claims relating to the enforcement of the Settlement. For the avoidance of doubt, this release will not cover, include, or release any direct claims of any current or former stockholder of Emergent, including, without limitation, any claims asserted under the federal securities laws,
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including without limitation the claims asserted in In re Emergent BioSolutions Inc., Case No. 8:21-cv-00955-DLB (D. Md.).
1.2Upon the Effective Date, all Demands shall be deemed withdrawn.
1.3Upon the Effective Date, each of the Defendants shall be deemed to have fully, finally, and forever released, relinquished, and discharged Released Plaintiffs’ Persons from all Released Defendants’ Claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims. Nothing herein shall in any way impair or restrict rights of any Settling Party to enforce the terms of the Stipulation.
6.Dismissals with Prejudice
6.1Within five (5) business days of the entry of the Judgment under paragraph 7.1(c), the parties shall jointly request dismissal, with prejudice, of all of the remaining pending Derivative Actions.
7.Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination
7.1    The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:
a.the Settlement is preliminarily approved and the content and method of providing notice of the proposed Settlement to Current Emergent Stockholders is approved by the Court;
b.notice of the Settlement is disseminated to Current Emergent Stockholders;
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c.Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement and dismissing the Federal Demand Futility Action with prejudice, without awarding costs to any party, except as provided herein;
d.the dismissals with prejudice provided for in paragraph 6.1 above have been entered and become final; and
e.the Judgment becomes Final.
1.2If any of the conditions specified above in paragraph 7.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 7.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.
1.3If, for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Derivative Actions on the date immediately prior to the execution of this Stipulation; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Award paid to Plaintiffs’ Counsel shall be refunded and returned in accordance with paragraph 4.3; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Actions or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose.
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8.Miscellaneous Provisions
8.1The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.
8.2In the event that any part of this Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of this Settlement shall remain intact.
8.3Any planned, proposed, or actual sale, merger, or change in control of Emergent shall not void this Stipulation. This Stipulation shall run to the Settling Parties’ respective successors-in-interest. In the event of a planned, proposed, or actual sale, merger, or change in control of Emergent, the Settling Parties shall continue to seek court approval of the Settlement expeditiously, including, without limitation, the terms reflected in this Stipulation.
8.4In the event any proceedings by or on behalf of Emergent, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals to effectuate this Stipulation in a timely and expeditious manner.
8.5In the event of any Bankruptcy Proceedings by or on behalf of Emergent, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the Bankruptcy Court to carry out the terms and conditions of this Stipulation.
8.6The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions. The Settlement comprises
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claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, rules governing professional conduct. The Court’s Judgment shall contain a finding that during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all similar laws relating to the institutions, prosecution, defense, or Settlement of the Derivative Actions. After the Effective Date of this Stipulation, no Settling Party shall assert any claims for violation of Rule 11 of the Federal Rules of Civil Procedure or any similar laws relating to the institution, prosecution, defense, or Settlement of the Derivative Actions.
8.7Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Actions. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Derivative Actions, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Derivative Actions or with respect to any of the claims settled in the Derivative Actions, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Derivative Actions, or in any other action or proceeding, except for any litigation or judicial
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proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.
8.8This Stipulation may be modified or amended only by a writing signed by the signatories hereto.
8.9This Stipulation shall be deemed drafted equally by all Settling Parties.
8.10No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
8.11Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.
8.12The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
8.13This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.
8.14In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
8.15This Stipulation may be executed in one or more counterparts, including by electronic signature transmitted by e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.
8.16This Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Maryland, and the rights and obligations of
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the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Maryland without giving effect to that State’s choice of law principles.
8.17Any dispute arising out of or relating to the Settlement shall be resolved by the Mediator, first by way of mediation and, if unsuccessful, then by way of final, binding, non-appealable resolution pursuant to expedited arbitral procedures to be determined by the Mediator.
8.18The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court’s Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.
8.19All designations and agreements made and orders entered during the course of the Derivative Actions or in connection with any of the Section 220 Demands, relating to the confidentiality of documents or information, shall survive this Settlement.
8.20Plaintiffs represent and warrant that they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claims, or any portion thereof or interest therein.
8.21The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
8.22Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.
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8.23Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions in this stipulation, with the exception of the deadline specified in ¶ 6.1.
IN WITNESS WHEREOF, IT IS HEREBY AGREED by the undersigned as of February 24, 2025.

ROBBINS LLP /s/ Craig W. Smith	WILMER CUTLER PICKERING HALE AND DORR LLP /s/ Michael G. Bongiorno
Craig W. Smith Brian J. Robbins Shane P. Sanders 5060 Shoreham Place, Suite 300 San Diego, CA 92122 Telephone: (619) 525-3990 Facsimile: (619) 525-3991 E-mail: brobbins@robbinsllp.com	Michael G. Bongiorno 7 World Trade Center 250 Greenwich Street New York, NY 10007 Telephone: 212-937-7220 Facsimile: (617) 526-5000 E-mail: michael.bongiorno@wilmerhale.com
csmith@robbinsllp.com ssanders@robbinsllp.com Lead Counsel for Plaintiffs and Counsel for Plaintiff Lincolnshire Police Pension Fund in the Federal Demand Futility Action	Timothy J. Perla Dan Willey 60 State Street Boston, MA 02109 Telephone: (617) 526-6000 Facsimile: (617) 526-5000 E-mail: timothy.perla@wilmerhale.com dan.willey@wilmerhale.com
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TYDINGS & ROSENBERG LLP
John B. Isbister (#00639)
Daniel S. Katz (#01148)
One East Pratt Street, Suite 901
Baltimore, MD 21202
Telephone: (410) 752-9700
Facsimile: (410) 727-5460
E-mail: jisbister@tydingslaw.com
dkatz@tydingslaw.com

Liaison Counsel for Plaintiffs and Counsel for Plaintiff Lincolnshire Police Pension Fund in the Federal Demand Futility Action

MARK COTTON
Mark Cotton (Bar No. 14463)
10665 Stanhaven Place
Suite 300
White Plains, MD 20695
Telephone: (202) 802-6551
E-mail: mark@cottonesquire.com

THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
Facsimile: (516) 344-6204
E-mail: tbrown@thebrownlawfirm.net

Counsel for Plaintiff Pooja Sayal in the Federal Demand Futility Action

SAXENA WHITE P.A.

/s/ Thomas Curry
Thomas Curry
824 N. Market Street, Suite 1003
Wilmington, DE 19801
Telephone: (302) 485-0483
Facsimile: (888) 424-8566
E-mail: tcurry@saxenawhite.com

David Wales
10 Bank StreetSuite 882
White Plains, NY 10606
Telephone: (914) 437-8551
Facsimile: (888) 631-3611
E-mail: dwales@saxenawhite.com

LIEFF CABRASER HEIMANN
& BERNSTEIN, LLP
Nicholas Diamand
Sean Petterson
250 Hudson Street, 8th Floor
New York, NY 10013
Telephone: (212) 355-9500
Facsimile: (212) 355-9592
E-mail: ndiamand@lchb.com
             spetterson@lchb.com

Katherine Lubin Benson
275 Battery Street, 29th Floor
San Francisco, CA 94111
Telephone: (415) 956-1000
Facsimile: (415) 956-1008
E-mail: kbenson@lchb.com

BERMAN TABACCO
Nathaniel L. Orenstein
1 Liberty Square
Boston, MA  02109
Telephone: (617) 542-8300
Facsimile: (617) 542-1194
E-mail: norenstein@bermantabacco.com

Co-Lead Counsel for Plaintiffs and Counsel for North Collier Fire Control and Rescue District Firefighters Pension Plan in the Delaware Demand Futility Action

Counsel for Defendants Fuad El-Hibri, Richard S. Lindahl, Ronald B. Richard, Zsolt Harsanyi, Louis W. Sullivan, George A. Joulwan, Jerome M. Hauer, Kathryn C. Zoon, Marvin White, Seamus Mulligan, Adam Havey, Sean Kirk, Atul Saran, Sue Bailey, and nominal Defendant Emergent BioSolutions Inc.

MILLER & CHEVALIER CHARTERED

/s/ Kirby D. Behre
Kirby D. Behre
900 16th Street NW
Washington, DC 20006
Telephone: (202) 626-5960
Facsimile: (202) 626-5801
Email: kbehre@milchev.com

Counsel for Defendant Robert G. Kramer, Sr.

ARNOLD & PORTER KAYE SCHOLER LLP

/s/ Veronica E. Callahan
Veronica E. Callahan
250 West 55th Street
New York, NY 10019
Telephone: (212) 836-8000
Facsimile: (212) 836-8689
Email: veronica.callahan@arnoldporter.com

Stephanna F. Szotkowski
70 West Madison Street, Suite 4200
Chicago, IL 60602
Telephone: (312) 583-2300
Facsimile: (212) 836-6376
Email: stephanna.szotkowski@arnoldporter.com

Counsel for Defendant Syed T. Husain

MILES & STOCKBRIDGE P.C.

/s/ William M. Krulak, Jr.
William M. Krulak, Jr.
Ariana K. DeJan-Lenoir
100 Light Street
Baltimore, MD 21202
Telephone: (410) 385-3448
Facsimile: (410) 698-4501
Email:
wkrulak@milesstockbridge.com
adejanlenoir@milesstockbridge.com

Counsel for Defendants Robert G. Kramer, Sr. Fuad El-Hibri, Richard S. Lindahl, Ronald B. Richard, Zsolt Harsanyi, Louis W. Sullivan, George A. Joulwan, Jerome M. Hauer, Kathryn C. Zoon, Marvin White, Syed T. Husain, Seamus Mulligan, Adam Havey, Sean Kirk, Atul Saran, Sue Bailey, and nominal Defendant Emergent BioSolutions Inc.

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GLANCY PRONGAY & MURRAY LLP
Daniella Quitt
745 5th Avenue, 5th Floor
New York, NY 10151
Telephone: (212) 935-7400
E-mail: dquitt@glancylaw.com

Robert V. Prongay
Pavithra Rajesh
1925 Century Park East, Suite 2100
Los Angeles, CA 90067
Telephone: (310) 201-9150
E-mail: rprongay@glancylaw.com
prajesh@glancylaw.com

COOCH AND TAYLOR, P.A.
Blake A. Bennett
The Nemours Building
1007 Orange St., Suite 1120
Wilmington, DE 19801
Telephone: (302) 984-3800
Facsimile: (302) 984-3939
E-mail: bbennett@coochtaylor.com

Counsel for Plaintiff Chang Kyum Kim in the Delaware Demand Futility Action

LEVI & KORSINSKY, LLP
Gregory M. Nespole
Daniel Tepper
Correy A. Suk
55 Broadway, 10th Floor
New York, NY 10006
Telephone: (212) 363-7500
E-mail: gnespole@zlk.com
           dtepper@zlk.com
           csuk@zlk.com

BIELLI & KLAUDER, LLC
Ryan M. Ernst
1204 N. King Street
Wilmington, DE 19801
Telephone: (302) 803-4600
E-mail: rernst@bk-legal.com

Counsel for Plaintiff Mark Nevins in the Delaware Demand Futility Action

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JOHNSON FISTEL, LLP /s/ Michael I. Fistel, Jr.
Michael I. Fistel, Jr. Murray House 40 Powder Springs Street Marietta, GA 30064 Telephone: (470) 632-6000 Facsimile: (770) 200-3101 E-mail: michaelf@johnsonfistel.com
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RIGRODSKY LAW, P.A.
Timothy J. MacFall
825 East Gate Blvd, Suite 300
Garden City, NY 11530
Telephone: (516) 683-3516
Facsimile: (302) 654-7530
E-mail: tjm@rl-legal.com

THE ROSEN LAW FIRM, P.A.
Erica L. Stone
275 Madison Avenue, 40th Floor
New York, NY 10016
Telephone: (212) 686-1060
Facsimile: (212) 202-3827
E-mail: estone@rosenlegal.com

Co-Lead Counsel for plaintiffs Zachary Elton, Jeffery Reynolds, and Eric White in the Maryland Demand Futility Action

BROWN, GOLDSTEIN & LEVY, LLP
Dana McKee
120 E Baltimore Street, Suite 2500
Baltimore, MD 21202
Telephone: (410) 962-1030
E-mail: dwm@browngold.com

GOLDMAN & MINTON, P.C.
Thomas J. Minton
3600 Clipper Mill Road, Suite 21
Baltimore, MD 21211
Telephone: (410) 783-7575
Facsimile: (410) 783-1711
E-mail: tminton@charmcitylegal.com

Local Counsel for plaintiffs Zachary Elton, Jeffery Reynolds, and Eric White in the Maryland Demand Futility Action

SCHUBERT JONCKHEER & KOLBE LLP /s/ Robert C. Schubert
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Robert C. Schubert Willem F. Jonckheer 2001 Union Street, Suite 200 San Francisco, CA 94123
Telephone: (415) 788-4220
E-mail: rschubert@sjk.law
wjonckheer@sjk.law

THE WEISER LAW FIRM, P.C
James M. Ficaro
Four Tower Bridge
200 Barr Harbor Dr.
West Conshohocken, PA 19428
Telephone: (610) 225-0206
Facsimile: (610) 408-8065
E-mail: jficaro@weiserlawfirm.com

Co-Lead Counsel for plaintiffs Richard J. Levine and Christopher Seaver in the Federal Demand Refused Action

THE KAPLAN LAW FIRM PLLC
Matthew B. Kaplan
1100 N Glebe Rd, Suite 1010
Arlington, VA 22201
Telephone: (703) 665-9529
E-mail: Mbkaplan@thekaplanlawfirm.com

Liaison Counsel in the Federal Demand Refused Action

SHUMAN, GLENN & STECKER /s/ Rusty E. Glenn
Rusty E. Glenn 600 17th Street, Suite 2800 South
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Denver, CO 80202
Telephone: (303) 861-3003
Facsimile: (303) 536-7849
E-mail: rusty@shumanlawfirm.com

Brett D. Stecker
326 W. Lancaster Ave.
Ardmore, PA 19003
Telephone: (303) 861-3003
Facsimile: (303) 536-7849
E-mail: brett@shumanlawfirm.com

LONG LAW, LLC
Brian D. Long

3828 Kennett Pike, Suite 208 Wilmington, DE 19807 Telephone: (302) 729-9100 E-mail: bdlong@longlawde.com Counsel for plaintiff Christopher Andrews in the Delaware Demand Refused Action

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